Exhibit 23.6 - Consent of Experts



G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                        330 E. Warm Springs
                                                       Las Vegas, NV  89119
                                                               702.528.1984
                                                        425.928.2877 (efax)


November 6, 2001


To Whom It May Concern:

I have issued my report dated October 18, 2001, accompanying the audited financial statements of SOSA, Inc. for the periods ended June 30, 2001 and December 31, 2000 and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the six months ended June 30, 2001, the period March 29, 2000 (Date of Inception) to December 31, 2000, and for the period March 29, 2000 (Date of Inception) to June 30, 2001; and, hereby consent to the incorporation of such report in this amended Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA

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